Exhibit 10.2

AMENDMENT TO OFFER LETTER

THIS AMENDMENT TO OFFER LETTER (this “Amendment”) is made effective as of February 16, 2023 (the “Amendment Effective Date”), by and among Akumin Inc. (the “Company”) and David Kretschmer (the “Employee”);

WHEREAS the Company provided the Employee with an offer letter dated August 12, 2022 (the “Letter”);

AND WHEREAS the parties hereto now wish to amend the Letter as set forth in this Amendment;

NOW THEREFORE in consideration of the covenants and agreements contained herein, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1

AMENDMENTS TO LETTER

1.1	Amendments

The Letter is hereby amended as of the Amendment Effective Date as follows:

(a)

Any reference in the Letter to the position of Interim Chief Financial Officer is hereby replaced with reference to the position of Chief Financial Officer and, for greater certainty as of the Amendment Effective Date, the Employee no longer holds the position of Interim Chief Financial Officer and is instead holds the position of Chief Financial Officer.

(b)	A new paragraph 6 is inserted as follows:

“You agree that you are committed to remain in your position as Chief Financial Officer of the Company following the completion of the preparation of the audited financial statements of the Company for the financial year ended December 31, 2022. In consideration of your commitment, (i) you will receive 250,000 restricted share units of the Company, granted on the Amendment Effective Date with such restricted share units being governed in accordance with the terms of the Amended and Restated Restricted Share Unit Plan of the Company (the “RSU Plan”); and (ii) provided that your employment relationship has not previously come to an end, upon the completion of a Change of Control (as defined in the RSU Plan), you will receive a cash payment equal to 12 months of total compensation, being $450,000 (representing an amount equal to your base salary) plus an incentive target bonus pursuant to the Management Incentive Plan of the Company equal to 75% of your base salary.

1.2	No Other Amendments

Except as modified by this Amendment in Section 1.1, the Letter remains in full force and effect, without modification or waiver, and this Amendment and the Letter subject to the amendments in this Amendment are hereby ratified and confirmed together.

ARTICLE 2

MISCELLANEOUS

2.1	Capitalized Terms and Definitions

All capitalized terms used herein, which are not defined herein, shall have the meanings ascribed thereto in the Letter, as amended hereby.

2.2	Independent Legal Advice

Each of the parties hereto acknowledges that it or he has read and understands the terms and conditions of this Amendment and acknowledges and agrees that it or he has had the opportunity to seek any independent legal advice which it or he considered necessary before the execution and delivery of this Amendment and that it or he voluntarily entered into this Amendment without any undue pressure from the other party. The parties hereto acknowledge and agree this Amendment is not a de novo agreement, and should be read in conjunction with the Letter.

2.3	Counterparts and Electronic Delivery

This Amendment may be executed and delivered by the parties hereto in one or more counterparts, each of which will be an original, and each of which may be delivered by facsimile, e-mail or other functionally equivalent electronic means of transmission, and those counterparts will together constitute one and the same instrument. Electronic signatures shall constitute binding original signatures.

Remainder of page has been left intentionally blank

IN WITNESS WHEREOF the parties hereto have duly executed this Amendment as of the date first above written.

AKUMIN INC.

By:	/s/ Riadh Zine
	Name:	Riadh Zine
	Title:	Chairman and Chief Executive Officer

/s/ David Kretschmer
DAVID KRETSCHMER